Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Serve Robotics Inc. /DE/

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share		457(o)		$		$0.0001381	$					$
Fees to be Paid	Equity	Preferred Stock		457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)			191,197,611.77	0.0001381		26,404.39
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share		415(a)(6)							S-3	333-285614	03/14/2025
Carry Forward Securities	Equity	Preferred Stock		415(a)(6)							S-3	333-285614	03/14/2025
Carry Forward Securities	Debt	Debt Securities		415(a)(6)							S-3	333-285614	03/14/2025
Carry Forward Securities	Other	Units		415(a)(6)							S-3	333-285614	03/14/2025
Carry Forward Securities	Other	Warrants		415(a)(6)							S-3	333-285614	03/14/2025
Carry Forward Securities	Unallocated (Universal) Shelf		(2)	415(a)(6)		$	$108,802,388.23		$		S-3	333-285614	03/14/2025		$16,657.65

Total Offering Amounts:							$300,000,000.00			26,404.39
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$26,404.39

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Offering Note(s)

(1)	(a)There are being registered hereunder an unspecified number of shares of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities of Serve Robotics Inc. (the “Registrant”), and units, consisting of one or more of the foregoing securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $300,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(b) The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii(b) of Item 16(b) of Form S-3 under the Securities Act.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $108,802,388.23 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-285614), which was originally filed on March 6, 2025 and declared effective on March 14, 2025 (the "Prior Registration Statement"). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415 with a proposed maximum aggregate offering price of $300,000,000. The registrant sold an aggregate of $191,197,611.77 of such securities under the Prior Registration Statement, leaving a balance of $108,802,388.23 of Unsold Securities, in respect of which the registrant paid a filing fee of $16,657.65 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.